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                                                                    EXHIBIT 10BA


     FIRST AMENDMENT TO RETENTION AND LETTER OF ENGAGEMENT OF DEVELOPMENT
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                               SPECIALISTS, INC.
                               -----------------


          This First Amendment to Retention and Letter of Engagement of Development Specialists, Inc., dated as of July 14th , 1998 (this "Amendment") is between Mercury Finance Company, a Delaware corporation and its subsidiaries (collectively, the "Company") and Development Specialists, Inc. ("DSI").

                             PRELIMINARY STATEMENTS
                             ----------------------

          1. The Company and DSI are parties to a Retention and Letter of Engagement dated February 5, 1997 (the "Agreement").

          2. On or about May 14, 1998, Mercury Finance Company ("Mercury") entered into an agreement with substantially all of the institutional holders of claims, notes, and/or commercial paper issued by Mercury providing for the financial restructuring and recapitalization of Mercury (the "Restructuring Agreement").

          3. The Company and DSI have agreed to amend the Agreement, but only on the terms and conditions stated herein.

                                   AGREEMENT
                                   ---------

          In consideration of the promises and mutual agreements contained in this Amendment and for other good and valuable consideration, the receipt and sufficiency of which are acknowledged, the parties to this Amendment agree as follows:

          1. DSI shall continue to make Fred C. Caruso, Acting Chief Operating Officer of the Company, and Patrick J. O'Malley, Chief Accounting Officer of the Company, available to fully perform and discharge such duties and responsibilities as are attendant to their respective offices during the term of DSI's employment.

          2. DSI agrees that the term of DSI's retention shall continue until the earlier of (i) thirty (30) days following notice by the Company to DSI that its retention is terminated, or (ii) one hundred eighty (180) days following notice by DSI of its intent to terminate the Agreement as amended. DSI further agrees that, until the "effective date" of the plan of reorganization contemplated by the Restructuring Agreement, DSI agrees not to undertake any assignment with or assist in any business or undertaking which engages in a business substantially similar to or in competition with the sub-prime financing business conducted by the Company.

          3. DSI agrees that it shall continue to be bound by the terms of the Confidentiality Agreement of DSI entered into with Mercury and its subsidiaries prior to the date hereof (the "Confidentiality Agreement").
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          4.  DSI acknowledges that any breach of the Confidentiality Agreement shall cause substantial harm to the Company that cannot be adequately compensated for in money damages, and that any breach by DSI, its officers, directors, employees or representatives of the Confidentiality Agreement will cause irreparable harm to the Company. Therefore, if DSI, its officers, directors, employees or representatives breach or threatens to breach the Confidentiality Agreement, the Company shall, in addition to any other remedies that may be available to it, have the right to obtain from any court having jurisdiction such equitable relief as may be appropriate, including but not limited to a decree enjoining DSI, its officers, directors, employees and representatives from any further breach.


          5. All notices or other communications hereunder shall be in writing and shall be effectively given when mailed by Registered Mail/Return Receipt Requested and directed to the party at the address given herein or to such other address as either party may hereafter designate to the other in writing. Any notice to DSI shall be given to:


                     William A. Brandt, Jr.
                     Development Specialists, Inc.
                     3 First National Plaza
                     Suite 2300
                     Chicago, Illinois 60602

          with a copy to:

                     Carl R. Klein
                     Holleb & Coff
                     55 E. Monroe Street  Suite 4100
                     Chicago, Illinois 606033

          Any notice to the Company shall be given to:

                     Mark Dapier
                     Mercury Finance Company
                     100 Field Drive  Suite 340
                     Lake Forest, Illinois 60045

          with a copy to:

                     Lewis S. Rosenbloom
                     McDermott, Will & Emery
                     227 W. Monroe Street
                     Chicago, Illinois 60606

          6. Except as provided for in paragraph 4, any controversy relating to the Agreement or this Amendment shall be settled exclusively by arbitration in Chicago, Illinois

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in accordance with the rules of the American Arbitration Association then in affect. Judgment may be entered on an arbitrator's award relating to this Agreement and amendments thereto in any court having jurisdiction.

          This Amendment constitutes the full and entire understanding of the Company and DSI with respect to the subject matter of this Amendment. Except as provided for herein, the Agreement shall remain in effect. However, to the extent that any term of this Amendment is inconsistent with or contrary to any term of the Agreement, this Amendment shall govern.


MERCURY FINANCE COMPANY           DEVELOPMENT SPECIALISTS, INC.

By:________________________       By: ______________________________

Its:________________________      Its: ______________________________

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